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                                                                     EXHIBIT 23


                        CONSENT OF INDEPENDENT AUDITORS

The Board of Directors
TCI Communications, Inc.:

We consent to the incorporation by reference in the Registration Statement File Nos. 2-82934, 2-88892, 33-21901, 33-49172, 33-33898, 33-55895, 33-61041,
333-01487, 333-26723 and 333-26721 on Form S-8 and Registration Statements Nos. 33-44289, 33-61616, 33-40273, 333-32015, 333-23541 and 333-44447 on Form S-3 of
TCA Cable TV, Inc. of our report, dated November 21, 1997, relating to the combined balance sheets of TCA Systems (as defined in Note 1 to the combined financial statements) as of September 30, 1997 and December 31, 1996 and 1995, and the related combined statements of operations and retained earnings and cash flows for the nine months ended September 30, 1997 and each of the years in the two-year period ended December 31, 1996, which report appears in the Form 8-K of TCA Cable TV, Inc. dated January 26, 1998.



                         /s/ KPMG Peat Marwick LLP



Denver, Colorado
January 26, 1998